KBS Strategic Opportunity REIT Valuation and Portfolio Update December 15, 2016

Forward-Looking Statements The information contained herein should be read in conjunction with, and is qualified by, the information in the KBS Strategic Opportunity REIT, Inc. (“KBS Strategic Opportunity REIT”) Annual Report on Form 10-K for the year ended December 31, 2015, filed with the Securities and Commission Exchange (the “SEC”) on March 28, 2016 (the “Annual Report”), and in KBS Strategic Opportunity REIT’s Quarterly Report on Form 10-Q for the period ended September 30, 2016, filed with the SEC on November 14, 2016, including the “Risk Factors” contained therein. For a full description of the limitations, methodologies and assumptions used to value KBS Strategic Opportunity REIT’s assets and liabilities in connection with the calculation of KBS Strategic Opportunity REIT’s estimated value per share, see KBS Strategic Opportunity REIT’s Current Report on Form 8-K, filed with the SEC on December 15, 2016. Forward-Looking Statements Certain statements contained herein may be deemed to be forward-looking statements within the meaning of the Federal Private Securities Litigation Reform Act of 1995. KBS Strategic Opportunity REIT intends that such forward-looking statements be subject to the safe harbors created by Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements include statements regarding the intent, belief or current expectations of KBS Strategic Opportunity REIT and members of its management team, as well as the assumptions on which such statements are based, and generally are identified by the use of words such as “may,” “will,” “seeks,” “anticipates,” “believes,” “estimates,” “expects,” “plans,” “intends,” “should” or similar expressions. Further, forward-looking statements speak only as of the date they are made, and KBS Strategic Opportunity REIT undertakes no obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes to future operating results over time, unless required by law. Actual results may differ materially from those contemplated by such forward-looking statements. The valuation methodology for KBS Strategic Opportunity REIT’s real estate investments assumes that its properties realize the projected cash flows and exit cap rates and that investors would be willing to invest in such properties at cap rates equal to the cap rates used in the valuation. Though the appraisals and valuation estimates used in calculating the estimated value per share are Duff & Phelps and Landauer Services’ best estimates as of September 30, 2016, and/or KBS Strategic Opportunity REIT’s and KBS Capital Advisors LLC’s (“the Advisor”) best estimates as of December 8, 2016, KBS Strategic Opportunity REIT can give no assurance that these estimated values will be realized by KBS Strategic Opportunity REIT. These statements also depend on factors such as future economic, competitive and market conditions, KBS Strategic Opportunity REIT’s ability to maintain occupancy levels and rental rates at its properties, and other risks identified in Part I, Item IA of KBS Strategic Opportunity REIT’s Annual Report on form 10-K for the year ended December 31, 2015, and its subsequent quarterly reports. Actual events may cause the value and returns on KBS Strategic Opportunity REIT’s investments to be less than that used for purposes of KBS Strategic Opportunity REIT’s estimated value per share. 2

Total Acquisitions1: $1,397,658,000 Current Portfolio Cost Basis2: $1,466,957,000 20 Equity Assets December 2016 Estimated Value of Portfolio3: $1,776,963,000 SOR Equity Raised4: $561,749,000 Portfolio Leverage5: 57% Percent Leased as of 9/30/166: 89% Occupancy at Acquisition6: 71% 1 Represents acquisition price (excluding closing costs) of real estate and loans acquired since inception (including investments which have been disposed), adjusted for KBS Strategic Opportunity REIT’s share of consolidated and unconsolidated joint ventures. This total is $1,513,045,000 including our partners’ shares of consolidated and unconsolidated joint ventures. Subsequent to acquisition, KBS Strategic Opportunity REIT foreclosed on or otherwise received title to the properties securing five of its original debt investments, all of which were non-performing loans at the time of acquisition. 2 Represents cost basis, which is acquisition price (net of closing credits and excluding closing costs) plus capital expenditures and acquisitions of minority interests in joint ventures, for real estate in the portfolio as of September 30, 2016, adjusted for KBS Strategic Opportunity REIT’s share of consolidated and unconsolidated joint ventures. This total is $1,588,787,000 including our partners’ shares of consolidated and unconsolidated joint ventures . 3 Value as of September 30, 2016, and is the net total of real estate, investments in unconsolidated JVs and minority interest as shown on page 6. 4 Represents gross offering proceeds from the sale of common stock in the primary portion of KBS Strategic Opportunity REIT’s initial public offering. 5 As of September 30, 2016, KBS Strategic Opportunity REIT’s consolidated borrowings were approximately 57% of the appraised va lue of consolidated properties. 6 For consolidated properties in the portfolio as of September 30, 2016. Portfolio Overview 3

 Estimated value per share2 calculated using information as of September 30, 2016 • Net asset value; no enterprise (portfolio) premium or discount applied • Considered potential participation fee that would be due to the advisor in a hypothetical liquidation if the required shareholder return thresholds are met.  KBS Strategic Opportunity REIT followed the IPA Valuation Guidelines, which included independent third-party appraisals for all of its consolidated properties and one of its two unconsolidated joint venture investments in real estate properties. Duff & Phelps and Landauer Services, LLC were engaged to provide appraisals of the estimated market values of real estate assets. Duff & Phelps provided appraisals of all investments in consolidated real estate properties (excluding undeveloped land) and 110 William Street, and Landauer provided appraisals of all investments in undeveloped land. The appraisals were performed in accordance with the Code of Professional Ethics and Standards of Profession Practice set forth by the Appraisal Institute and the Uniform Standards of Professional Appraisal Practice (USPAP). • The valuation of the Company’s real estate properties were based on (i) on appraisals of such investments performed by third-party valuation firms and (ii) in the case of one office property, the appraised value of the property reduced by valuation information provided by the Advisor related to the marketing of the property subsequent to the appraisal date.  Non-controlling interest liability due to our joint venture partners calculated by assuming a hypothetical liquidation of the underlying real estate properties at their current appraised values and the payoff of any related debt at its fair value, based on the profit participation thresholds contained in the joint venture agreements. 1For more information, see KBS Strategic Opportunity REIT’s Current Report on Form 8-K filed with the SEC on December 15, 2016. 2The estimated value of the REIT’s assets less the estimated value of the REIT’s liabilities, divided by the number of shares outstanding, all as of September 30, 2016. Valuation1 4

1Based on data as of September 30, 2016 2Based on data as of September 30, 2015 3Includes cash and cash equivalents, restricted cash, rents and other receivables, deposits and prepaid expenses as applicable. 4Includes accounts payable, accrued liabilities, security deposits, contingent liabilities and prepaid rent. Valuation1 Estimated Value of Portfolio 5 As of December 20161 As of December 20152 Assets: $1.874 Billion $1.500 Billion Real Estate (i) $1.646 Billion (88%) $1.295 Billion (86%) Investments in Unconsolidated JVs (i) $157.3 Million (8%) $140.4 Million (9%) Real Estate Loan Receivable (i) $27.9 Million (2%) Other Assets3 $71.1 Million (4%) $37.0 Million (3%) Liabilities: $1.003 Billion $601.2 Million Mortgage and Other Debt $941.6 Million $554.2 Million Advisor Incentive Fee Potential Liability $28.6 Million $19.5 Million Other Liabilities4 $32.8 Million $27.5 Million Minority Interest in Consolidated JVs (i) $26.2 Million $107.1 Million Net Equity at Estimated Value $845.1 Million $792.0 Million Estimated Value of Portfolio (before debt) sum of (i) $1.777 Billion $1.356 Billion

Valuation1 On December 8, 2016, KBS Strategic Opportunity REIT’s Board approved an estimated value per share of $14.81.1 The following is a summary of the estimated value per share changes within each asset and liability group. 6 1 Based on the estimated value of KBS Strategic Opportunity REIT’s assets less the estimated value of its liabilities, divided by the number of shares outstanding, all as of September 30, 2016. 2 Operating cash flow reflects adjusted modified funds from operations (“adjusted MFFO”), as disclosed in Forms 10-K and 10-Q filed with the SEC, plus the amortization of deferred financing costs. Change in Estimated Value Per Share December 2015 estimated value per share $13.44 Real Estate Real Estate 1.24 Investments in Unconsolidated JVs 0.25 Capital expenditures on Real Estate (0.63) Subtotal – Real Estate 0.86 Operating Cash Flows in Excess of Quarterly Distributions Declared2 Acquisition and Financing Costs Acquisition of Minority Interest in Consolidated JV’s Advisor Participation Fee Potential Liability Other Changes 0.16 (0.30) 0.73 (0.16) 0.08 Total Change 1.37 December 2016 estimated value per share $14.81

Valuation History 1 This represents the maximum per share offering price at which shares of KBS Strategic Opportunity REIT’s common stock were sold in the primary portion of its initial public offering. The per share offering price was determined arbitrarily and does not represent a valuation of KBS Strategic Opportunity REIT’s assets and/or liabilities during the offering. 2 The estimated value per share is based on the estimated value of the REIT’s assets less the estimated value of the REIT’s liabilities, or net asset value, divided by the number of shares outstanding as of September 30, 2016. For more information, please refer to KBS Strategic Opportunity REIT’s 8-K filed on December 15, 2016. Initial Offering Price: $10.001 Valuation History: – March 25, 2014 $11.27 – December 9, 2014 $12.24 – December 8, 2015 $13.44 – December 8, 20162 $14.81 7

Real Estate Updates 8 Westmoor Center The appraised value increased $13.1 million from prior year appraised value due to the following:  The asset performed well in 2016. The physical occupancy was approximately 83% as of September 30, 2016 compared to 79% as of September 30, 2015.  The REIT signed a long-term lease (128 months) with a tenant for over 100,000 rentable square feet commencing in July 2016. The starting rental rate for this lease is $17.00 psf compared to a projection of $15.50 psf in prior year appraisal.  Vacancy rates in the northwest Denver submarket has improved year-over-year from a vacancy rate of 12.3% in prior year to 10.4% in the current year. Rent growth in the submarket has remained steady at approximately 5% from prior year to current year. Plaza Buildings The appraised value increased $10.6 million from prior year appraised value due to the following:  The property has experienced consistent year-over-year gains as a result of continued improvements throughout the overall market, as well as directly at the property as occupancy has increased from 76% as of September 30, 2015 to 85% as of September 30, 2016.  Both cap and discount rates throughout the overall region have declined.  As a result of market conditions, starting rental rates have increased and general vacancy has decreased. Bellevue Tech Center The appraised value increased $8.1 million from prior year appraised value due to the following: • The property has experienced consistent year-over-year gains as a result of continued improvements throughout the overall market, as well as directly at the property as occupancy has increased from 93% as of September 30, 2015 to 98% as of September 30, 2016. • Both cap and discount rates throughout the overall region have declined. • Strong rent growth resulting from market tightening. Starting rent at the asset is projected to be between $19-24 psf compared $16.50-21.50 psf in the prior year.

2016 Milestones 1. Successfully Issued $250 million AA- Rated Israeli Bond 2. Purchased/committed $357 million for new growth assets with bond proceeds • Westpark Portfolio, Redmond, WA • 353 Sacramento Street, San Francisco • Battery Point Mortgage Portfolio • Park Highlands, Las Vegas, NV (acquisition of non-controlling interests) 3. Growing the portfolio to $1.777 billion 4. Executed agreement for first land sale in Park Highlands (estimated closing February 2017) 5. Achieved NAV growth 6. Filed preliminary S-11 for daily NAV conversion 9

Israeli Bond Offering Description  Bond offering backed by KBS Strategic Opportunity REIT’s assets with the goal of increasing the size of the portfolio through additional acquisitions March 2016 : 2023 Bonds  Amount: NIS 970 million (Approx. $250 million)  Ratings: AA- / AA-  Duration: 7 years (4.4 years weighted average)  Coupon: 4.25% Financial Covenants  Minimum Equity: $475 million  Debt/EBITDA Ratio: <17  Net Debt/CAP: <70%  Minimum EBITDA: $50 million  Interest Payment Deposit: 0.5 years 10

Recent Acquisition Westpark Portfolio Location Redmond, WA Westpark Business Park No. of Buildings 14 two-story office buildings Size 580,104 SF Year Built 1989-1992 % Leased at acquisition 77% Redmond Center Court No. of Buildings 2 industrial buildings Size 77,492 SF Year Built 1987 % Leased at acquisition 100% Pacific Business & Technology Center No. of Buildings 5 flex buildings Size 120,876 SF Year Built 1986-1988 % Leased at acquisition 98% Purchase Price $125.8 Million • 21 Suburban Office/Flex/Industrial buildings, • 778,472 square feet over 41 acres • 82% leased at acquisition • Diverse tenant roster with more than 100 tenants; no one tenant occupies more than 5% of the rentable square feet of the Westpark portfolio • Close proximity to the Microsoft headquarters WESTPARK REDMOND CBD Going In Cap rate: 6.1% Going In Occupancy: 82% 11

• 23-story Class A office tower located adjacent to Embarcadero Center in San Francisco’s Financial District • Protected bay and city views, numerous nearby amenities and is walkable to the Bay Area Rapid Transit terminal (BART) • Encompasses 273,856 square feet of office space and 10,895 square feet of street-level retail 353 Sacramento Purchase price $168.0 Million Location San Francisco, CA Property type Office Floors/Size 23 Floors / 284,751 SF Year built 1982 % Leased at acquisition 85% Going-in cap rate 3.1% Leasing Opportunity Going-in occupancy with known vacates 80% Avg. in-place rent psf $42 Avg. market rent psf $70 Total projected capital expenditures $13.5 million Projected stabilized cap rate 7% New Leasing Tenant #1 (Relocation commencing Oct. 2016) Size 9,117 sf Starting rent $68 psf Term 60 months Tenant #2 (Renewal commencing Oct. 2016) Size 11,023 sf Starting rent $70 psf Term 64 months Recent Acquisition 12

13 Park Highlands Acquisition of Non-Controlling Interests On March 18, 2016, the REIT increased its membership interest in the Park Highlands joint venture from 50.1% to 51.58% by acquiring an additional 1.48% membership interest from one of the joint venture partners, who was also the managing member. On March 18, 2016, the Company increased its membership interest in the Park Highlands II joint venture from 99.5% to 100% by acquiring the remaining 0.5% membership interest from its joint venture partner, who was also the managing member. On June 6, 2016, the Company increased its membership interest in the Park Highlands joint venture from 51.58% to 97.62% by acquiring an additional 46.04% membership interest from one of the joint venture partners. On June 25, 2016, the Company increased its membership interest in the Park Highlands joint venture from 97.62% to 100% by acquiring the remaining 2.38% membership interest from one of the joint venture partners. JV Member Price Paid to Acquire JV Partner Interest JV Partner Interest Liability at Time of Acquisition Discount (Addt'l Owner's Equity) Crescent Bay 741,000$ 12,820,000$ 12,079,000$ Benchmark 34,500,000 63,939,000 29,439,000 Other 2,745,000 2,858,000 113,000 Total 37,986,000$ 79,617,000$ 41,631,000$ Recent Acquisition

14 University House First Mortgage Loan The University House First Mortgage Loan, with an outstanding principal balance of $27.9 million, matured on June 30, 2015 without repayment. On April 21, 2016, the Company assigned the loan to an unrelated third party for total proceeds of $31.6 million, which reflects the outstanding principal balance of $27.9 million, interest and default interest due of $3.6 million and other costs incurred of $0.1 million. Loan Payoff

Estimated Value Changes Since Inception 15

16 Portfolio Occupancy 1 Reflects weighted-average lease percentage as of the acquisition date taking into account all real estate owned as of each respective date. 2 Includes future leases that had been executed, but not yet commenced as of September 30, 2016. 40.00% 45.00% 50.00% 55.00% 60.00% 65.00% 70.00% 75.00% 80.00% 85.00% 90.00% 95.00% 100.00% 3/ 1 /20 1 1 5/ 1 /20 1 1 7/ 1 /20 1 1 9/ 1 /20 1 1 1 1 /1/2 0 1 1 1/ 1 /20 1 2 3/ 1 /20 1 2 5/ 1 /20 1 2 7/ 1 /20 1 2 9/ 1 /20 1 2 1 1 /1/2 0 1 2 1/ 1 /20 1 3 3/ 1 /20 1 3 5/ 1 /20 1 3 7/ 1 /20 1 3 9/ 1 /20 1 3 1 1 /1/2 0 1 3 1/ 1 /20 1 4 3/ 1 /20 1 4 5/ 1 /20 1 4 7/ 1 /20 1 4 9/ 1 /20 1 4 1 1 /1/2 0 1 4 1/ 1 /20 1 5 3/ 1 /20 1 5 5/ 1 /20 1 5 7/ 1 /20 1 5 9/ 1 /20 1 5 1 1 /1/2 0 1 5 1/ 1 /20 1 6 3/ 1 /20 1 6 5/ 1 /20 1 6 7/ 1 /20 1 6 9/ 1 /20 1 6 Occupancy at Acquisition1 vs Actual Leased %2 Delta Actual Leased % Leased % at Acquisition

Portfolio Occupancy[1]

KBS Strategic Opportunity REIT

Consolidated Properties in Portfolio at Sept. 30, 2016 and Sept. 30 , 2015	Occupancy at Acquisition	Leased% as of Sept 2015	Leased % as of Sept 2016	% Change Since Sept 2015	% Change Since Acquisition
Northridge Center (Atlanta, GA)	40%	81.7%	93.9%	12.2%	53.9%
Iron Point Business Park (Folsom, CA)	38%	93.7%	97.0%	3.3%	59.0%
Richardson Portfolio (Richardson, TX)	49%	87.0%	88.3%	1.3%	39.3%
Bellevue Technology Center (Bellevue, WA)	62%	96.9%	98.2%	1.4%	36.2%
Powers Ferry Landing (Atlanta, GA)	32%	94.9%	94.9%	0.0%	62.9%
1800 West Loop South (Houston, TX)	76%	88.1%	87.8%	-0.3%	11.8%
West Loop I & II (Houston, TX)	77%	78.5%	89.0%	10.5%	12.0%
Burbank Collection (Burbank, CA)	57%	75.0%	88.5%	13.5%	31.5%
Austin Suburban Portfolio (Austin, TX)	75%	83.1%	85.5%	2.4%	10.5%
Westmoor Center (Westminster, CO)	81%	81.6%	82.7%	1.2%	1.7%
Central Building (Seattle, WA)	82%	93.8%	94.2%	0.4%	12.2%
50 Congress (Boston, MA)	88%	92.7%	96.8%	4.1%	8.8%
1180 Raymond (Newark, NJ)	72%	94.0%	89.0%	-5.0%	17.0%
Maitland Promenade II (Orlando, FL)	77%	95.5%	93.8%	-1.7%	16.8%
Plaza Buildings (Bellevue, WA)	81%	81.0%	85.1%	4.0%	4.1%
424 Bedford (Brooklyn, NY)	97%	100.0%	97.0%	-3.0%	0.0%
Weighted-Average/Total	**69%**	**87.1%**	**89.4%**	**2.3%**	**20.5%**
Acquisitions from Oct. 1, 2015 to Sept. 30, 2016					
Westpark Portfolio (Redmond, WA)	82%	N/A	83.4%	N/A	1.4%
353 Sacramento (San Francisco, CA)	85%	N/A	89.2%	N/A	4.2%
Weighted-Average/Total	**83%**	**N/A**	**84.9%**	**N/A**	**2.1%**
Consolidated Portfolio Weighted-Average/Total	**71%**	**87.1%**	**88.6%**	**1.5%**	**17.1%**

[1] For consolidated properties, and includes future leases that had been executed, but not yet commenced, as of September 30, 2015, and September 30, 2016, as applicable.

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Distribution History1 Record Date Payment Date Amount/Share Reason 12/23/2011 12/28/2011 $0.30 Estimated increase in portfolio value, as supported by completed broker opinions of value (BOVs) 2/14/2012 2/17/2012 $0.02309337 Gain on the sale of 1 Roseville building 4/16/2012 4/30/2012 $0.025 Gain from paying off loan at a discount, disposition of Roseville land and estimated increased value in the portfolio 7/20/2012 7/31/2012 $0.35190663 Estimated increase in portfolio value, as supported by a second round of completed BOVs 3/22/2013 4/4/2013 $0.06153498 Gain from the unsolicited sale of one building in the Richardson Portfolio 11/13/2013 12/5/2013 $0.38 100% of forecasted taxable income for 2013, including gains from the sales of 2 Powers Ferry buildings, the remaining 4 Roseville buildings, and the payoff of Ponte Palmero mortgage loan 3/31/2014 4/15/2014 $0.04931507 Based on Board’s determination of available cash flow; 2.0% Annualized 6/16/2014 6/23/2014 $0.056096 Based on Board’s determination of available cash flow; 2.25% Annualized 9/15/2014 9/24/2014 $0.069315 Based on Board’s determination of available cash flow; 2.75% Annualized 12/15/2014 12/29/2014 $0.088219 Based on Board’s determination of available cash flow; 3.5% Annualized 3/20/2015 3/26/2015 $0.09246575 Based on Board’s determination of available cash flow; 3.75% Annualized 6/18/2015 6/25/2015 $0.09349315 Based on Board’s determination of available cash flow; 3.75% Annualized 9/21/2015 9/28/2015 $0.09452055 Based on Board’s determination of available cash flow; 3.75% Annualized 12/15/2015 12/22/2015 $0.09452055 Based on Board’s determination of available cash flow; 3.75% Annualized 3/22/2016 3/29/2016 $0.09323770 Based on Board’s determination of available cash flow; 3.75% Annualized 6/17/2016 6/22/2016 $0.09323770 Based on Board’s determination of available cash flow; 3.75% Annualized 9/16/2016 9/22/2016 $0.09426230 Based on Board’s determination of available cash flow; 3.75% Annualized 12/8/2016 12/15/2016 $0.09426230 Based on Board’s determination of available cash flow; 3.75% Annualized Total $2.15448005 1 Based on all distributions declared, but not necessarily paid as of December 8, 2016. 18

Stockholder Performance KBS Strategic Opportunity REIT is providing this estimated value per share to assist broker dealers that participated in its initial public offering in meeting their customer account statement reporting obligations. As with any valuation methodology, the methodologies used are based upon a number of estimates and assumptions that may not be accurate or complete. Different parties with different assumptions and estimates could derive a different estimated value per share. KBS Strategic Opportunity REIT can give no assurance that:  a stockholder would be able to resell his or her shares at this estimated value per share;  a stockholder would ultimately realize distributions per share equal to KBS Strategic Opportunity REIT's estimated value per share upon liquidation or sale of KBS Strategic Opportunity REIT;  KBS Strategic Opportunity REIT's shares of common stock would trade at the estimated value per share on a national securities exchange;  an independent third-party appraiser or other third-party valuation firm would agree with KBS Strategic Opportunity REIT's estimated value per share; or  the methodology used to estimate KBS Strategic Opportunity REIT's value per share would be acceptable to FINRA or for compliance with ERISA reporting requirements. Further, the estimated value per share as of December 8, 2016 is based on the estimated value of KBS Strategic Opportunity REIT's assets less the estimated value of KBS Strategic Opportunity REIT's liabilities, or net asset value, divided by the number of shares outstanding as of September 30, 2016. All of KBS Strategic Opportunity REIT's assets and liabilities were valued as of September 30, 2016. 19

Stockholder Performance Hypothetical Performance of First and Last Investors Assumes all distributions have been taken in cash and stockholder has held shares since the dates below1 (1) Does not reflect the hypothetical performance of investment by stockholders that participated in the dividend reinvestment plan. (2) KBS Strategic Opportunity REIT is providing this estimated value per share to assist broker dealers that participated in its initial public offering in meeting their customer account statement reporting obligations. As with any valuation methodology, the methodologies used are based upon a number of estimates and assumptions that may not be accurate or complete. Different parties with different assumptions and estimates could derive a different estimated value per share. KBS Strategic Opportunity REIT can give no assurance that:  a stockholder would be able to resell his or her shares at this estimated value per share;  a stockholder would ultimately realize distributions per share equal to KBS Strategic Opportunity REIT's estimated value per share upon liquidation or sale of KBS Strategic Opportunity REIT;  KBS Strategic Opportunity REIT's shares of common stock would trade at the estimated value per share on a national securities exchange;  an independent third-party appraiser or other third-party valuation firm would agree with KBS Strategic Opportunity REIT's estimated value per share; or  the methodology used to estimate KBS Strategic Opportunity REIT's value per share would be acceptable to FINRA or for compliance with ERISA reporting requirements. Further, the estimated value per share as of December 8, 2016 is based on the estimated value of KBS Strategic Opportunity REIT's assets less the estimated value of KBS Strategic Opportunity REIT's liabilities, or net asset value, divided by the number of shares outstanding as of September 30, 2016. All of KBS Strategic Opportunity REIT's assets and liabilities were valued as of September 30, 2016. Estimated Value Per Share as of December 8, 2016 (2) Cumulative Cash Distributions Per Share Received as of December 8, 2016 Sum of Estimated Value Per Share and Cumulative Cash Distributions Per Share Received, as of December 8, 2016 First Investor (Invested at Escrow Break on April 19, 2010): $14.81 $2.06 $16.87 Last Investor (Invested at Close of Public Offering on Nov. 14, 2012): $14.81 $1.36 $16.17 20

Stockholder Performance

Hypothetical Performance of Early and Late Investors

$10.00 Share Price, All Distributions Received in Cash


Breakdown of Early Cash Investor Value
$10.00
$12.41
$13.56
$15.12
$16.87
$11.27
$12.24
$13.44
$14.81
$1.14
$1.32
$1.68
$2.06
Offering Price
Offering Closed
Nov. 14, 2012
Mar-14
Dec-14
Dec-15
Dec-16
Cumulative Distributions
Estimated Value Per Share


Breakdown of Late Cash Investor Value
$10.00
$11.71
$12.86
$14.42
$16.17
$11.27
$12.24
$13.44
$14.81
$0.44
$0.62
$0.98
$1.36
Offering price
Offering Closed
Nov. 14, 2012
Mar-2014
Dec-14
Dec-15
Dec-16
Cumulative Distributions
Estimated Value Per Share

"Valuation Information" for an early cash investor assumes all distributions received in cash and no share redemptions and reflect the cash payment amounts (all distributions paid since inception) per share for a hypothetical investor who invested on or before escrow break and consequently has received all distributions paid by the REIT. "Cumulative distributions" for an early cash investor and a late cash investor assumes all distributions received in cash and no share redemptions, and reflect the cash payment amounts (all distributions paid since investment) per share for a hypothetical investor who invested on April 19, 2010, and November 14, 2012, respectively. The "offering price" of $10.00 reflects the maximum per share purchase price in the primary initial public offering.

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Share Redemption Program On December 8, 2016, the REIT adopted an amended and restated share redemption program: • Shares will be redeemed at 95% of the REIT’s most recent estimated value per share as of the applicable redemption date, except for redemptions made upon a stockholder’s death, “qualifying disability” or “determination of incompetence.” • Upon the death, “qualifying disability” or “determination of incompetence” of a stockholder, the redemption price will continue to be equal to the REIT’s most recent estimated value per share. • The amended share redemption program will be effective for the December 2016 redemption date, which is December 30, 2016. Please see the Valuation 8-K for full details. 22

2017 Goals & Objectives 1) Continue to implement a value-add strategy for remaining and new assets, primarily through lease-up and repositioning 2) Explore value-add opportunities for existing assets, primarily in land holdings, both direct development and added entitlements 3) Refinance upcoming maturities to capitalize on an ever competitive lending environment 4) Distribute available cash to stockholders through growing rents, leasing and refinancing in 2017 5) Strategically sell assets and consider special distributions 6) Explore target liquidity options, including foreign exchanges and daily NAV conversion, while managing continued value creation 23

Shareholder Communication  Statements will reflect new estimated value per share of $14.81 beginning with December 2016 statements.  Shareholder letter will be included with December 2016 statements mailed in early January 2017.  Estimated value per share visible through DST will be updated to show new estimated value.  Expected next NAV date: December 2017 24

For more information, please contact your financial advisor or KBS Capital Markets Group at (866) 527-4264. KBS Capital Markets Group Member FINRA & SIPC 800 Newport Center Drive, Suite 700 Newport Beach, CA 92660 www.kbs-cmg.com Thank you! 25